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                                                                      EXHIBIT 11


                     DUCOMMUN INCORPORATED AND SUBSIDIARIES
              RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS



                                                   For the Year Ended December 31, 1998
                                                -----------------------------------------
                                                   Income          Shares       Per-Share
                                                (Numerator)     (Denominator)     Amount
                                                -----------     -------------   ---------
BASIC EPS
Income Available to Common Stockholders         $23,693,000       11,149,000      $ 2.13
                                                                                  ======

EFFECT OF DILUTIVE SECURITIES
Stock Options                                            --          469,000
                                                -----------      -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                        $23,693,000      $11,618,000      $ 2.04
                                                ===========      ===========      ======



                                                   For the Year Ended December 31, 1997
                                                -----------------------------------------
                                                   Income          Shares       Per-Share
                                                (Numerator)     (Denominator)     Amount
                                                -----------     -------------   ---------
BASIC EPS
Income Available to Common Stockholders         $14,297,000       11,037,000      $ 1.30
                                                                                  ======

EFFECT OF DILUTIVE SECURITIES
Stock Options                                            --          829,000
                                                -----------      -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                        $14,297,000      $11,866,000      $ 1.20
                                                ===========      ===========      ======



                                                   For the Year Ended December 31, 1996
                                                -----------------------------------------
                                                   Income          Shares       Per-Share
                                                (Numerator)     (Denominator)     Amount
                                                -----------     -------------   ---------
BASIC EPS
Income Available to Common Stockholders         $10,285,000        9,892,000      $ 1.04
                                                                                  ======

EFFECT OF DILUTIVE SECURITIES
Stock Options                                            --          771,000
7 3/4% Convertible Subordinated Debentures          222,000        1,067,000
                                                -----------      -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                        $10,507,000      $11,730,000      $ 0.90
                                                ===========      ===========      ======


Note: Share-related data have been adjusted for the 3-for-2 stock split in June 1998.